Exhibit 99.1

TPG PACE SOLUTIONS CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 18817 Project Voyage. Proxy Card_REV3 Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend: https://www.cstproxy.com/xxxx/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxx XX, 2021. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY The undersigned appoints Xxxxxx Xxxxx and Xxxxxx Xxxxx, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of ordinary shares of TPG Pace Solutions Corp. (“TPG Pace”) held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Extraordinary General Meeting of Shareholders of TPG Pace to be held virtually at: https://www.cstproxy.com/xxxxx/sm2021 on Xxxx xx, 2021, at XX:00 a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side) TPG PACE SOLUTIONS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders The Proxy Statement is available at: https://www.cstproxy.com/xxxxxxxx/2021

Proposal No. 1 — The Business Combination Proposal: To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of July 28, 2021 (as it may be amended, supplemented or otherwise modified from time to time, by and among TPG Pace Solutions Corp. (“TPG Pace”), Vacasa Holdings, LLC (“Vacasa Holdings”), Turnkey Vacations, Inc., a Vacasa Holdings equity holder (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), Vacasa, Inc., a wholly-owned subsidiary of Vacasa Holdings (“Vacasa, Inc.”) and certain other parties, and approve the transactions contemplated thereby, including: (i) the merger (the “Domestication Merger”) of TPG Pace with and into Vacasa, Inc., with Vacasa, Inc. surviving the Domestication Merger; (ii) the stock issuances as contemplated by Proposal No. 4 below; (iii) the series of separate merger transactions that will result in the Blockers merging with Vacasa, Inc., with Vacasa, Inc. surviving such merger transactions (the “Blocker Mergers”); (iv) Vacasa, Inc.’s contribution of cash to Vacasa Holdings in exchange for units of common equity of Vacasa Holdings (such units of common equity, “OpCo Units”); (v) the sale of Class B Common Stock of Vacasa, Inc. to holders of OpCo Units, and (vi) the purchase by Vacasa, Inc. of OpCo Units from certain existing holders of Vacasa Holdings equity, if applicable. Proposal No. 2 — The Domestication Merger Proposal: To consider and vote upon a proposal for the Domestication Merger. Proposal No. 3—Governance Proposals: To consider and vote upon the following proposals to approve, on a non-binding advisory basis, certain material differences between TPG Pace’s existing amended and restated memorandum and articles of association and the proposed certificate of incorporation (the “Proposed Certificate of Incorporation”) of Vacasa, Inc.: Proposal 3A: Change the Authorized Capital Stock: To approve the change, following the consummation of the Domestication Merger, in the authorized capital stock of TPG Pace. Proposal 3B: Election Not to Be Governed by Section 203 of the Delaware General Corporation Law (“DGCL”): To approve the change that would cause Vacasa, Inc. to not be governed by Section 203 of the DGCL and, instead, include a provision in the Proposed Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes certain parties, including any person that holds equity interests in Vacasa Holdings immediately prior to the closing of the transactions contemplated by the Business Combination Agreement and its direct or indirect transferees or any of their affiliates or successors, from the definition of “interested stockholder,” and to make certain related changes. Proposal 3C: Selection of the Court of Chancery of the State of Delaware as Exclusive Forum: To approve, among other things, the provisions in the Proposed Certificate of Incorporation that provide that unless Vacasa, Inc. consents in writing to the selection of an alternative forum, (x) the Court of Chancery (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Vacasa, Inc., (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Vacasa, Inc. to Vacasa, Inc. or Vacasa, Inc.’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Governing Documents (as described in the accompanying proxy statement/prospectus) or as to which the DGCL confers jurisdiction on the Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine, where the Court of Chancery has personal jurisdiction over the indispensable parties named as defendants; and (y) the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. This proposal provides that any person who acquires an interest in the capital stock of Vacasa, Inc. will be deemed to have notice of this provision and consent to personal jurisdiction in the applicable Delaware court. Proposal 3D: Corporate Opportunities: To approve a provision of the Proposed Certificate of Incorporation which provides that each stockholder or director of Vacasa, Inc. or any of its subsidiaries (other than a director that is also an officer of Vacasa, Inc. or any of its subsidiaries (each, an “Exempted Person”) (i) have no duty not to, directly or indirectly, engage in the same or similar business activities or lines of business as Vacasa, Inc. or any of its subsidiaries and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction that may be a corporate opportunity for Vacasa, Inc., Vacasa, Inc. renounces any interest therein and such Exempted Person will not have any duty to communicate or present such corporate opportunity to Vacasa, Inc. or any of its subsidiaries, and will not be liable to Vacasa, Inc. or its affiliates or stockholders for breach of any duty by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires the opportunity for itself or does not present such opportunity to Vacasa, Inc. Proposal 3E: Removal of Directors for Cause; Filling Vacancies: To approve a provision of the Proposed Certificate of Incorporation that provides that (except with respect to directors that are elected by holders of any series of preferred stock of Vacasa, Inc. (“Vacasa Preferred Stock”) (i) until the Sunset Date (as described in the accompanying proxy statement/prospectus), any director or the entire board of directors of Vacasa, Inc. (“Vacasa Board”) may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class and (ii) from and after the Sunset Date, any director or the entire Vacasa Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class. The Proposed Certificate of Incorporation further provides that, subject to the rights of holders of Vacasa Preferred Stock and the terms of the Stockholders’ Agreement (as described in the accompanying proxy statement/prospectus), newly created directorships or vacancies on the Vacasa Board (i) from and after the Sunset Date, by the affirmative vote of the remaining directors then in office, even if less than a quorum of the Vacasa Board and (ii) until the Sunset Date, only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class. Proposal 3F: Removal of Ability to Act by Written Consent: To approve a provision in the Proposed Certificate of Incorporation that would, subject to the Stockholders’ Agreement, allow Vacasa, Inc. stockholders to act by written consent only until the Sunset Date, and would not allow Vacasa, Inc. stockholders to act by written consent following the Sunset Date. Proposal 3G: Vote Required to Amend Certain Provisions of Proposed Certificate of Incorporation: To approve the change so that, following the Sunset Date, certain sections of the Proposed Certificate of Incorporation can only be amended if such proposed amendment is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class at a meeting of the stockholders called for that purpose. Prior to the Sunset Date, such provisions may be amended by the affirmative vote of the holders of fifty percent (50%) or more of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose, or by consent in writing. Proposal No. 4 — The Stock Issuance Proposal: To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of The New York Stock Exchange’s (“NYSE”) Listed Company Manual, (a) the issuance of more than 20% of the common stock of Vacasa, Inc. (“Vacasa Common Stock”) in the Business Combination to the owners of the Blockers pursuant to the Blocker Mergers, to the investors in the PIPE Financing (as described in the accompanying proxy statement/prospectus) and to the investors party to the forward purchases and (b) the issuance of shares of Vacasa Common Stock to a Related Party (as defined in Section 312.03 of the NYSE’s Listing Company Manual) in connection with the forward purchases. Proposal No. 5 — The Adjournment Proposal: To consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/ prospectus is provided to TPG Pace shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient TPG Pace ordinary shares represented (virtually, or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (B) in order to solicit additional proxies from TPG Pace shareholders in favor of one or more of the proposals at the extraordinary general meeting or (C) if TPG Pace shareholders have elected to redeem an amount of Class A ordinary shares of TPG Pace such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by TPG Pace from the trust account established at the consummation of the initial public offering of TPG Pace ordinary shares, together with the aggregate gross proceeds from the PIPE Financing and the forward purchases, equal no less than $300,000,000 after deducting transaction expenses (of both Vacasa Holdings and TPG Pace), deferred underwriting commissions and any amounts paid to TPG Pace shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied. 18817 Project Voyage Proxy Card_REV3 Back Signature______________________________Signature, if held jointly__________________________________Date_____________, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. CONTROL NUMBER PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN